                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                                   TENDER OF
           7 1/2% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2003
                                       OF

                          ALLIANCE GAMING CORPORATION

    This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept Alliance Gaming Corporation's ("Alliance") offer (the "Exchange Offer") to exchange up to $85 million principal amount of Alliance's 7 1/2% Convertible Senior Subordinated Debentures due 2002 (the "New Convertible Debentures") for a like principal amount of Alliance's 7 1/2% Convertible Subordinated Debentures due 2003 (the "Securities"), if (a) certificates representing the Securities are not immediately available, (b) the procedures for book-entry transfer cannot be completed prior to the Expiration Date (as defined) or (c) time will not permit the Securities and all other required documents to each the Exchange Agent prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, telegram or telex to the Exchange Agent as set forth below. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Prospectus dated May , 1996 of Alliance (as the same may be amended or supplemented from time to time, the "Prospectus").

 THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE
  , 1996, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF 7 1/2% CONVERTIBLE
   SUBORDINATED DEBENTURES DUE 2003 MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE
                                EXPIRATION DATE.

                                      To:
                      THE BANK OF NEW YORK, EXCHANGE AGENT

                              BY MAIL OR BY HAND:

                              The Bank of New York
               101 Barclay Street, Corporate Trust Operations, 7E
                            New York, New York 10286
                            Attention: Enrique Lopez
                           Telephone: (212) 815-2742
                                 BY FACSIMILE:
                                 (212) 571-3080
                               TOLL FREE NUMBER:
                                 1-800-254-2826

    DELIVERY   OF  THIS  NOTICE  OF  GUARANTEED   DELIVERY  TO  AN  ADDRESS,  OR
TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OR TELEX, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to Alliance Gaming Corporation ("Alliance"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Securities set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the heading "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery."

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representation of the undersigned.

                                       PLEASE SIGN AND COMPLETE
Signature(s) of Registered Holder(s) or
Authorized Signatory:                                         Address(es):
Name(s) of Registered Holder(s):                              Area Code and Telephone No.:

                                                              If Securities will be delivered by book-
                                                              entry transfer, provide the account num-
                                                              ber at The Depository Trust Company:
                                                              Account No.:
                                                              Certificate No(s). of Securities (if
                                                              available):
Principal Amount of Securities Tendered:
$
Principal Amount of New Convertible Debentures to be
Converted into Series E Preferred Stock in Event of
Automatic Conversion:

$                                                      *
Date:
* Unless  otherwise specified,  all New  Convertible Debentures  received in  exchange for  Securities tendered  in  the Exchange  Offer will  be  converted into  Common Stock  in  the event  the Automatic
Conversion occurs.

    This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Securities exactly as their name(s) appear(s) on the certificates representing such Securities or on a security position listing as the owner(s) of the Securities, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Capacity:
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
Address(es):
- --------------------------------------------------------------------------------

    Do not send Securities with this form. Securities should be sent to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal.

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Securities tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Securities into the Exchange Agent's account at a Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus under the heading "The Exchange Offer -- Procedures for Tendering -- Book-Entry Transfer"), and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

Name of Firm: ---------------------------------------   -----------------------------------
                                                                Authorized Signature

Address: ---------------------------------------------  Name: -----------------------------
                                                        Title:
- -----------------------------------------------------   ------------------------------
Area Code and Telephone No.: ------------------------
Date: -----------------------------------------------

    DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.